Exhibit 99.1

INVESTOR RELATIONS: Caroline Rodda 212.810.3442	MEDIA RELATIONS: Brian Beades 212.810.5596

BlackRock Reports Third Quarter 2021 Diluted EPS of $10.89, or $10.95 as adjusted

New York, October 13, 2021  –  BlackRock, Inc. (NYSE: BLK) today reported financial results for the three and nine months ended September 30, 2021.

$98 billion of long-term net inflows driven by continued momentum in ETFs and active strategies, with total net inflows of $75 billion reflecting outflows from low-fee cash management and advisory AUM

16% increase in revenue year-over-year reflects strong organic growth and 13% growth in technology services revenue, despite lower performance fees

10% increase in operating income (11% as adjusted) year-over-year also includes the impact of higher transaction-related expense and fund launch costs in the current quarter

23% increase in diluted EPS (19% as adjusted) year-over-year reflects higher nonoperating income, including noncash gains from strategic minority investments in the current quarter

Consistent capital management with $300 million of quarterly share repurchases

Laurence D. Fink, Chairman and CEO:

“Clients continue to seek BlackRock’s insights and advice regarding their entire portfolios, reflecting the benefits of the investments we have made to better serve their evolving needs. BlackRock generated $98 billion of long-term net inflows in the third quarter, representing 9% annualized organic base fee growth and our 6th consecutive quarter in excess of our 5% target, once again demonstrating the strength of our diversified investment and technology platform.

“Organic growth was broad-based, spanning our active platform as well as in each of our ETF product categories. We delivered our 10th consecutive quarter of active equity inflows and client demand for ESG remains strong, with $31 billion of inflows across our sustainable active and index strategies.

“Our long-term strategy remains centered on staying ahead of our clients’ needs and living our purpose of helping more and more people experience financial well-being. Whether through expanding investment choices, developing new retirement solutions, or enhancing our data analytics and technology capabilities, BlackRock remains committed to investing in high growth opportunities and industry-leading innovation.”

FINANCIAL RESULTS

	Q3	Q3
(in millions, except per share data)	2021	2020
AUM	$9,463,662	$7,808,497
% change	21%
Average AUM	$9,578,753	$7,678,147
% change	25%
Total net flows	$75,314	$128,701

GAAP basis:
Revenue	$5,050	$4,369
% change	16%
Operating income	$1,935	$1,757
% change	10%
Operating margin	38.3%	40.2%
Net income(1)	$1,681	$1,364
% change	23%
Diluted EPS	$10.89	$8.87
% change	23%
Weighted-average diluted shares	154.3	153.7
% change	0%

As Adjusted:
Operating income(2)	$1,946	$1,757
% change	11%
Operating margin(2)	45.8%	47.0%
Net income(1) (2)	$1,690	$1,418
% change	19%
Diluted EPS(2)	$10.95	$9.22
% change	19%
(1)	Net income represents net income attributable to BlackRock, Inc.
(2)

See notes (1) through (3) to the condensed consolidated statements of income and supplemental information on pages 11 through 13 for more information on as adjusted items and the reconciliation to GAAP.

NET FLOW HIGHLIGHTS

	Q3	YTD
(in billions)	2021	2021
Long-term net flows:	$98	$290

By region:

Americas	$57	$130
EMEA	14	114
APAC	27	46

By client type:

Retail:	$23	$81
US	13	46
International	10	35

ETFs:	$58	$202
Core equity	16	67
Strategic	33	89
Precision	9	46

Institutional:	$17	$8
Active	26	86
Index	(8)	(77)

Cash management net flows	$(12)	$50

Advisory net flows	$(10)	$(13)

Total net flows	$75	$328

BUSINESS RESULTS

					Q3 2021
			Q3 2021		Base fees(1)
			Base fees(1)	September 30, 2021	and securities
	Q3 2021	September 30, 2021	and securities	AUM	lending revenue
(in millions), (unaudited)	Net flows	AUM	lending revenue	% of Total	% of Total
RESULTS BY CLIENT TYPE
Retail	$22,672	$1,000,627	$1,291	11%	33%
ETFs	57,954	3,038,751	1,571	32%	40%
Institutional:
Active	25,558	1,638,545	684	17%	17%
Index	(8,212)	3,063,692	286	32%	7%
Total institutional	17,346	4,702,237	970	49%	24%
Long-term	97,972	8,741,615	3,832	92%	97%
Cash management	(12,398)	712,015	111	8%	3%
Advisory	(10,260)	10,032	-	-	-
Total	$75,314	$9,463,662	$3,943	100%	100%

RESULTS BY INVESTMENT STYLE
Active	$44,528	$2,463,867	$1,928	26%	49%
Index and ETFs	53,444	6,277,748	1,904	66%	48%
Long-term	97,972	8,741,615	3,832	92%	97%
Cash management	(12,398)	712,015	111	8%	3%
Advisory	(10,260)	10,032	-	-	-
Total	$75,314	$9,463,662	$3,943	100%	100%

RESULTS BY PRODUCT TYPE
Equity	$33,168	$4,998,410	$2,093	52%	53%
Fixed income	27,315	2,713,899	986	29%	25%
Multi-asset	30,935	773,158	369	8%	9%
Alternatives	6,554	256,148	384	3%	10%
Long-term	97,972	8,741,615	3,832	92%	97%
Cash management	(12,398)	712,015	111	8%	3%
Advisory	(10,260)	10,032	-	-	-
Total	$75,314	$9,463,662	$3,943	100%	100%

(1)	Base fees include investment advisory and administration fees.

INVESTMENT PERFORMANCE AT September 30, 2021(1)

	One-year period	Three-year period	Five-year period
Fixed income:
Actively managed AUM above benchmark or peer median
Taxable	77%	84%	92%
Tax-exempt	76%	65%	81%
Index AUM within or above applicable tolerance	90%	92%	94%
Equity:
Actively managed AUM above benchmark or peer median
Fundamental	68%	85%	87%
Systematic	53%	53%	93%
Index AUM within or above applicable tolerance	95%	96%	98%

(1)	Past performance is not indicative of future results. The performance information shown is based on preliminary available data. Please refer to page 14 for performance disclosure detail.

TELECONFERENCE, WEBCAST AND PRESENTATION INFORMATION

Chairman and Chief Executive Officer, Laurence D. Fink, President, Robert S. Kapito, and Chief Financial Officer, Gary S. Shedlin, will host a teleconference call for investors and analysts on Wednesday, October 13, 2021 at 8:30 a.m. (Eastern Time). Members of the public who are interested in participating in the teleconference should dial, from the United States, (800) 374-0176, or from outside the United States, (706) 679-8281, shortly before 8:30 a.m. and reference the BlackRock Conference Call (ID Number 5162309). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

Both the teleconference and webcast will be available for replay by 11:30 a.m. (Eastern Time) on Wednesday, October 13, 2021 and ending at midnight on Wednesday, October 27, 2021. To access the replay of the teleconference, callers from the United States should dial (855) 859-2056 and callers from outside the United States should dial (404) 537-3406 and enter the Conference ID Number 5162309. To access the webcast, please visit the investor relations section of www.blackrock.com.

ABOUT BLACKROCK

BlackRock’s purpose is to help more and more people experience financial well-being. As a fiduciary to investors and a leading provider of financial technology, we help millions of people build savings that serve them throughout their lives by making investing easier and more affordable. For additional information on BlackRock, please visit www.blackrock.com/corporate | Twitter: @blackrock | LinkedIn: www.linkedin.com/company/blackrock.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except shares and per share data), (unaudited)

					Three Months
	Three Months Ended				Ended
	September 30,				June 30,
	2021	2020	Change		2021	Change
Revenue
Investment advisory, administration fees and securities lending revenue:
Investment advisory and administration fees	$3,791	$3,072	$719		$3,617	$174
Securities lending revenue	152	153	(1)		140	12
Total Investment advisory, administration fees and securities lending revenue	3,943	3,225	718		3,757	186
Investment advisory performance fees	345	532	(187)		340	5
Technology services revenue	320	282	38		316	4
Distribution fees	401	288	113		369	32
Advisory and other revenue	41	42	(1)		38	3
Total revenue	5,050	4,369	681		4,820	230

Expense
Employee compensation and benefits	1,527	1,411	116		1,548	(21)
Distribution and servicing costs	585	456	129		523	62
Direct fund expense	354	257	97		320	34
General and administration expense	611	461	150		461	150
Amortization of intangible assets	38	27	11		37	1
Total expense	3,115	2,612	503		2,889	226

Operating income	1,935	1,757	178		1,931	4

Nonoperating income (expense)
Net gain (loss) on investments	370	269	101		314	56
Interest and dividend income	14	9	5		8	6
Interest expense	(48)	(54)	6		(52)	4
Total nonoperating income (expense)	336	224	112		270	66

Income before income taxes	2,271	1,981	290		2,201	70
Income tax expense	518	464	54		654	(136)
Net income	1,753	1,517	236		1,547	206
Less:
Net income (loss) attributable to noncontrolling interests	72	153	(81)		169	(97)
Net income attributable to BlackRock, Inc.	$1,681	$1,364	$317		$1,378	$303

Weighted-average common shares outstanding
Basic	152,120,927	152,488,073	(367,146)		152,443,039	(322,112)
Diluted	154,343,277	153,742,264	601,013		154,417,581	(74,304)
Earnings per share attributable to BlackRock, Inc. common stockholders
Basic	$11.05	$8.94	$2.11		$9.04	$2.01
Diluted	$10.89	$8.87	$2.02		$8.92	$1.97
Cash dividends declared and paid per share	$4.13	$3.63	$0.50		$4.13	$-

Supplemental information:

AUM (end of period)	$9,463,662	$7,808,497	$1,655,165		$9,495,993	$(32,331)
Shares outstanding (end of period)	151,988,234	152,496,403	(508,169)		152,298,784	(310,550)
GAAP:
Operating margin	38.3%	40.2%	(190	) bps	40.1%	(180	) bps
Effective tax rate	23.6%	25.4%	(180	) bps	32.2%	(860	) bps
As adjusted:
Operating income (1)	$1,946	$1,757	$189		$1,931	$15
Operating margin (1)	45.8%	47.0%	(120	) bps	44.9%	90	bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	$264	$71	$193		$101	$163
Net income attributable to BlackRock, Inc. (3)	$1,690	$1,418	$272		$1,549	$141
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3)	$10.95	$9.22	$1.73		$10.03	$0.92
Effective tax rate	23.6%	22.5%	110	bps	23.8%	(20	) bps

See pages 11-13 for the reconciliation to GAAP and notes (1) through (3) for more information on as adjusted items.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except shares and per share data), (unaudited)

	Nine Months Ended
	September 30,
	2021	2020	Change
Revenue
Investment advisory, administration fees and securities lending revenue:
Investment advisory and administration fees	$10,873	$8,725	$2,148
Securities lending revenue	419	521	(102)
Total Investment advisory, administration fees and securities lending revenue	11,292	9,246	2,046
Investment advisory performance fees	814	685	129
Technology services revenue	942	834	108
Distribution fees	1,110	817	293
Advisory and other revenue	110	145	(35)
Total revenue	14,268	11,727	2,541

Expense
Employee compensation and benefits	4,484	3,700	784
Distribution and servicing costs	1,613	1,330	283
Direct fund expense	994	780	214
General and administration expense	1,657	1,991	(334)
Amortization of intangible assets	109	79	30
Total expense	8,857	7,880	977

Operating income	5,411	3,847	1,564

Nonoperating income (expense)
Net gain (loss) on investments	766	627	139
Interest and dividend income	41	34	7
Interest expense	(155)	(151)	(4)
Total nonoperating income (expense)	652	510	142

Income before income taxes	6,063	4,357	1,706
Income tax expense	1,490	811	679
Net income	4,573	3,546	1,027
Less:
Net income (loss) attributable to noncontrolling interests	315	162	153
Net income attributable to BlackRock, Inc.	$4,258	$3,384	$874

Weighted-average common shares outstanding
Basic	152,375,504	153,816,544	(1,441,040)
Diluted	154,352,590	154,959,812	(607,222)
Earnings per share attributable to BlackRock, Inc. common stockholders
Basic	$27.94	$22.00	$5.94
Diluted	$27.59	$21.84	$5.75
Cash dividends declared and paid per share	$12.39	$10.89	$1.50

Supplemental information:

AUM (end of period)	$9,463,662	$7,808,497	$1,655,165
Shares outstanding (end of period)	151,988,234	152,496,403	(508,169)
GAAP:
Operating margin	37.9%	32.8%	510	bps
Effective tax rate	25.9%	19.3%	660	bps
As adjusted:
Operating income (1)	$5,422	$4,436	$986
Operating margin (1)	45.1%	44.3%	80	bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	$337	$226	$111
Net income attributable to BlackRock, Inc. (3)	$4,438	$3,664	$774
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3)	$28.75	$23.64	$5.11
Effective tax rate	22.9%	21.4%	150	bps

See pages 11-13 for the reconciliation to GAAP and notes (1) through (3) for more information on as adjusted items.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Current Quarter Component Changes by Client Type and Product Type
		Net
	June 30,	inflows	Market		September 30,
	2021	(outflows)	change	FX impact(1)	2021	Average AUM(2)
Retail:
Equity	$446,327	$9,952	$(7,823)	$(2,719)	$445,737	$452,433
Fixed income	359,480	4,524	(3,156)	(1,687)	359,161	361,730
Multi-asset	147,228	5,395	(1,332)	(338)	150,953	150,409
Alternatives	42,448	2,801	(318)	(155)	44,776	43,690
Retail subtotal	995,483	22,672	(12,629)	(4,899)	1,000,627	1,008,262
ETFs:
Equity	2,257,828	34,987	(36,247)	(5,719)	2,250,849	2,279,480
Fixed income	700,009	22,489	(3,494)	(2,408)	716,596	711,729
Multi-asset	7,663	593	(70)	(36)	8,150	7,954
Alternatives	66,005	(115)	(2,688)	(46)	63,156	65,863
ETFs subtotal	3,031,505	57,954	(42,499)	(8,209)	3,038,751	3,065,026
Institutional:
Active:
Equity	184,174	1,930	(2,410)	(1,462)	182,232	185,208
Fixed income	716,671	(5,716)	806	(3,063)	708,698	718,139
Multi-asset	584,582	25,477	920	(5,682)	605,297	604,848
Alternatives	138,622	3,867	560	(731)	142,318	140,894
Active subtotal	1,624,049	25,558	(124)	(10,938)	1,638,545	1,649,089
Index:
Equity	2,146,062	(13,701)	(114)	(12,655)	2,119,592	2,158,274
Fixed income	936,005	6,018	139	(12,718)	929,444	947,359
Multi-asset	9,297	(530)	19	(28)	8,758	9,095
Alternatives	5,709	1	222	(34)	5,898	5,796
Index subtotal	3,097,073	(8,212)	266	(25,435)	3,063,692	3,120,524
Institutional subtotal	4,721,122	17,346	142	(36,373)	4,702,237	4,769,613
Long-term	8,748,110	97,972	(54,986)	(49,481)	8,741,615	8,842,901
Cash management	727,603	(12,398)	(784)	(2,406)	712,015	722,103
Advisory(3)	20,280	(10,260)	23	(11)	10,032	13,749
Total	$9,495,993	$75,314	$(55,747)	$(51,898)	$9,463,662	$9,578,753
Current Quarter Component Changes by Investment Style and Product Type (Long-Term)
		Net
	June 30,	inflows	Market		September 30,
	2021	(outflows)	change	FX impact(1)	2021	Average AUM(2)
Active:
Equity	$479,240	$9,651	$(10,660)	$(2,999)	$475,232	$483,441
Fixed income	1,054,517	(2,662)	(2,217)	(4,341)	1,045,297	1,057,426
Multi-asset	731,806	30,870	(411)	(6,020)	756,245	755,251
Alternatives	181,069	6,669	241	(886)	187,093	184,583
Active subtotal	2,446,632	44,528	(13,047)	(14,246)	2,463,867	2,480,701
Index and ETFs:
ETFs:
Equity	2,257,828	34,987	(36,247)	(5,719)	2,250,849	2,279,480
Fixed income	700,009	22,489	(3,494)	(2,408)	716,596	711,729
Multi-asset	7,663	593	(70)	(36)	8,150	7,954
Alternatives	66,005	(115)	(2,688)	(46)	63,156	65,863
ETFs subtotal	3,031,505	57,954	(42,499)	(8,209)	3,038,751	3,065,026
Non-ETF Index:
Equity	2,297,323	(11,470)	313	(13,837)	2,272,329	2,312,474
Fixed income	957,639	7,488	6	(13,127)	952,006	969,802
Multi-asset	9,301	(528)	18	(28)	8,763	9,101
Alternatives	5,710	-	223	(34)	5,899	5,797
Non-ETF Index subtotal	3,269,973	(4,510)	560	(27,026)	3,238,997	3,297,174
Index and ETFs subtotal	6,301,478	53,444	(41,939)	(35,235)	6,277,748	6,362,200
Long-term	$8,748,110	$97,972	$(54,986)	$(49,481)	$8,741,615	$8,842,901
Current Quarter Component Changes by Product Type (Long-Term)
		Net
	June 30,	inflows	Market		September 30,
	2021	(outflows)	change	FX impact(1)	2021	Average AUM(2)
Equity	$5,034,391	$33,168	$(46,594)	$(22,555)	$4,998,410	$5,075,395
Fixed income	2,712,165	27,315	(5,705)	(19,876)	2,713,899	2,738,957
Multi-asset	748,770	30,935	(463)	(6,084)	773,158	772,306
Alternatives:
Illiquid alternatives	95,961	2,743	195	(578)	98,321	97,516
Liquid alternatives	81,560	3,782	9	(299)	85,052	83,431
Currency and commodities(4)	75,263	29	(2,428)	(89)	72,775	75,296
Alternatives subtotal	252,784	6,554	(2,224)	(966)	256,148	256,243
Long-term	$8,748,110	$97,972	$(54,986)	$(49,481)	$8,741,615	$8,842,901

(1)	Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(2)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.
(3)	Advisory AUM represents mandates linked to purchases and disposition of assets and portfolios on behalf of official institutions and long-term portfolio liquidation assignments.
(4)	Amounts include commodity ETFs.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-to-Date Component Changes by Client Type and Product Type
		Net
	December 31,	inflows		Market		September 30,
	2020	(outflows)	Acquisition(1)	change	FX impact(2)	2021	Average AUM(3)
Retail:
Equity	$338,434	$34,153	$41,324	$35,459	$(3,633)	$445,737	$417,230
Fixed income	340,468	26,011	-	(4,457)	(2,861)	359,161	354,337
Multi-asset	132,624	10,269	-	8,505	(445)	150,953	143,345
Alternatives	34,391	10,139	-	468	(222)	44,776	39,976
Retail subtotal	845,917	80,572	41,324	39,975	(7,161)	1,000,627	954,888
ETFs:
Equity	1,905,101	152,785	-	202,397	(9,434)	2,250,849	2,142,649
Fixed income	690,033	45,804	-	(14,826)	(4,415)	716,596	694,541
Multi-asset	6,268	1,539	-	349	(6)	8,150	7,279
Alternatives	67,605	1,463	-	(5,837)	(75)	63,156	66,272
ETFs subtotal	2,669,007	201,591	-	182,083	(13,930)	3,038,751	2,910,741
Institutional:
Active:
Equity	169,522	(1,561)	-	16,555	(2,284)	182,232	179,247
Fixed income	716,269	5,606	-	(7,030)	(6,147)	708,698	710,668
Multi-asset	511,242	69,106	-	33,655	(8,706)	605,297	556,569
Alternatives	127,429	12,407	-	3,682	(1,200)	142,318	135,656
Active subtotal	1,524,462	85,558	-	46,862	(18,337)	1,638,545	1,582,140
Index:
Equity	2,006,749	(128,801)	-	264,183	(22,539)	2,119,592	2,101,940
Fixed income	927,718	52,024	-	(25,447)	(24,851)	929,444	933,212
Multi-asset	8,599	(90)	-	517	(268)	8,758	8,919
Alternatives	5,617	(538)	-	908	(89)	5,898	5,680
Index subtotal	2,948,683	(77,405)	-	240,161	(47,747)	3,063,692	3,049,751
Institutional subtotal	4,473,145	8,153	-	287,023	(66,084)	4,702,237	4,631,891
Long-term	7,988,069	290,316	41,324	509,081	(87,175)	8,741,615	8,497,520
Cash management	666,252	50,132	-	(996)	(3,373)	712,015	704,580
Advisory(4)	22,359	(12,530)	-	200	3	10,032	18,838
Total	$8,676,680	$327,918	$41,324	$508,285	$(90,545)	$9,463,662	$9,220,938
Year-to-Date Component Changes by Investment Style and Product Type (Long-Term)
		Net
	December 31,	inflows		Market		September 30,
	2020	(outflows)	Acquisition(1)	change	FX impact(2)	2021	Average AUM(3)
Active:
Equity	$410,189	$34,854	$-	$34,944	$(4,755)	$475,232	$457,458
Fixed income	1,035,015	29,461	-	(10,534)	(8,645)	1,045,297	1,043,135
Multi-asset	643,864	79,374	-	42,158	(9,151)	756,245	699,909
Alternatives	161,819	22,544	-	4,153	(1,423)	187,093	175,631
Active subtotal	2,250,887	166,233	-	70,721	(23,974)	2,463,867	2,376,133
Index and ETFs:
ETFs:
Equity	1,905,101	152,785	-	202,397	(9,434)	2,250,849	2,142,649
Fixed income	690,033	45,804	-	(14,826)	(4,415)	716,596	694,541
Multi-asset	6,268	1,539	-	349	(6)	8,150	7,279
Alternatives	67,605	1,463	-	(5,837)	(75)	63,156	66,272
ETFs subtotal	2,669,007	201,591	-	182,083	(13,930)	3,038,751	2,910,741
Non-ETF Index:
Equity	2,104,516	(131,063)	41,324	281,253	(23,701)	2,272,329	2,240,959
Fixed income	949,440	54,180	-	(26,400)	(25,214)	952,006	955,082
Multi-asset	8,601	(89)	-	519	(268)	8,763	8,924
Alternatives	5,618	(536)	-	905	(88)	5,899	5,681
Non-ETF Index subtotal	3,068,175	(77,508)	41,324	256,277	(49,271)	3,238,997	3,210,646
Index and ETFs subtotal	5,737,182	124,083	41,324	438,360	(63,201)	6,277,748	6,121,387
Long-term	$7,988,069	$290,316	$41,324	$509,081	$(87,175)	$8,741,615	$8,497,520
Year-to-Date Component Changes by Product Type (Long-Term)
		Net
	December 31,	inflows		Market		September 30,
	2020	(outflows)	Acquisition(1)	change	FX impact(2)	2021	Average AUM(3)
Equity	$4,419,806	$56,576	$41,324	$518,594	$(37,890)	$4,998,410	$4,841,066
Fixed income	2,674,488	129,445	-	(51,760)	(38,274)	2,713,899	2,692,758
Multi-asset	658,733	80,824	-	43,026	(9,425)	773,158	716,112
Alternatives:
Illiquid alternatives	85,770	12,315	-	1,148	(912)	98,321	93,102
Liquid alternatives	73,218	9,455	-	2,745	(366)	85,052	79,234
Currency and commodities(5)	76,054	1,701	-	(4,672)	(308)	72,775	75,248
Alternatives subtotal	235,042	23,471	-	(779)	(1,586)	256,148	247,584
Long-term	$7,988,069	$290,316	$41,324	$509,081	$(87,175)	$8,741,615	$8,497,520

(1)	Amounts include AUM attributable to the acquisition of Aperio Group, LLC on February 1, 2021 (the “Aperio Transaction”).
(2)	Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(3)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing ten months.
(4)	Advisory AUM represents mandates linked to purchases and disposition of assets and portfolios on behalf of official institutions and long-term portfolio liquidation assignments.
(5)	Amounts include commodity ETFs.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-over-Year Component Changes by Client Type and Product Type
		Net
	September 30,	inflows		Market		September 30,
	2020	(outflows)	Acquisition(1)	change	FX impact(2)	2021	Average AUM(3)
Retail:
Equity	$279,427	$50,248	$41,324	$73,968	$770	$445,737	$387,825
Fixed income	316,008	40,231	-	2,060	862	359,161	347,052
Multi-asset	119,708	12,914	-	18,198	133	150,953	138,466
Alternatives	31,121	12,496	-	1,081	78	44,776	38,183
Retail subtotal	746,264	115,889	41,324	95,307	1,843	1,000,627	911,526
ETFs:
Equity	1,586,849	218,042	-	446,634	(676)	2,250,849	2,028,304
Fixed income	662,999	59,339	-	(6,063)	321	716,596	689,132
Multi-asset	5,430	1,955	-	736	29	8,150	6,895
Alternatives	66,057	1,008	-	(3,935)	26	63,156	65,933
ETFs subtotal	2,321,335	280,344	-	437,372	(300)	3,038,751	2,790,264
Institutional:
Active:
Equity	149,260	(4,379)	-	37,231	120	182,232	173,263
Fixed income	693,061	9,122	-	5,825	690	708,698	707,349
Multi-asset	464,242	66,535	-	74,282	238	605,297	536,848
Alternatives	120,559	15,635	-	5,555	569	142,318	132,368
Active subtotal	1,427,122	86,913	-	122,893	1,617	1,638,545	1,549,828
Index:
Equity	1,768,582	(159,258)	-	508,028	2,240	2,119,592	2,034,356
Fixed income	859,397	83,457	-	(16,605)	3,195	929,444	919,677
Multi-asset	8,866	(982)	-	1,029	(155)	8,758	8,804
Alternatives	4,563	150	-	1,186	(1)	5,898	5,512
Index subtotal	2,641,408	(76,633)	-	493,638	5,279	3,063,692	2,968,349
Institutional subtotal	4,068,530	10,280	-	616,531	6,896	4,702,237	4,518,177
Long-term	7,136,129	406,513	41,324	1,149,210	8,439	8,741,615	8,219,967
Cash management	652,002	59,076	-	(1,215)	2,152	712,015	695,260
Advisory(4)	20,366	(10,738)	-	377	27	10,032	19,358
Total	$7,808,497	$454,851	$41,324	$1,148,372	$10,618	$9,463,662	$8,934,585
Year-over-Year Component Changes by Investment Style and Product Type (Long-Term)
		Net
	September 30,	inflows		Market		September 30,
	2020	(outflows)	Acquisition(1)	change	FX impact(2)	2021	Average AUM(3)
Active:
Equity	$347,631	$43,476	$-	$84,336	$(211)	$475,232	$434,610
Fixed income	989,412	46,244	-	8,559	1,082	1,045,297	1,032,919
Multi-asset	583,952	79,443	-	92,479	371	756,245	675,310
Alternatives	151,678	28,130	-	6,638	647	187,093	170,550
Active subtotal	2,072,673	197,293	-	192,012	1,889	2,463,867	2,313,389
Index and ETFs:
ETFs:
Equity	1,586,849	218,042	-	446,634	(676)	2,250,849	2,028,304
Fixed income	662,999	59,339	-	(6,063)	321	716,596	689,132
Multi-asset	5,430	1,955	-	736	29	8,150	6,895
Alternatives	66,057	1,008	-	(3,935)	26	63,156	65,933
ETFs subtotal	2,321,335	280,344	-	437,372	(300)	3,038,751	2,790,264
Non-ETF Index:
Equity	1,849,638	(156,865)	41,324	534,891	3,341	2,272,329	2,160,834
Fixed income	879,054	86,566	-	(17,279)	3,665	952,006	941,159
Multi-asset	8,864	(976)	-	1,030	(155)	8,763	8,808
Alternatives	4,565	151	-	1,184	(1)	5,899	5,513
Non-ETF Index subtotal	2,742,121	(71,124)	41,324	519,826	6,850	3,238,997	3,116,314
Index and ETFs subtotal	5,063,456	209,220	41,324	957,198	6,550	6,277,748	5,906,578
Long-term	$7,136,129	$406,513	$41,324	$1,149,210	$8,439	$8,741,615	$8,219,967
Year-over-Year Component Changes by Product Type (Long-Term)
		Net
	September 30,	inflows		Market		September 30,
	2020	(outflows)	Acquisition(1)	change	FX impact(2)	2021	Average AUM(3)
Equity	$3,784,118	$104,653	$41,324	$1,065,861	$2,454	$4,998,410	$4,623,748
Fixed income	2,531,465	192,149	-	(14,783)	5,068	2,713,899	2,663,210
Multi-asset	598,246	80,422	-	94,245	245	773,158	691,013
Alternatives:
Illiquid alternatives	79,723	16,844	-	1,660	94	98,321	90,319
Liquid alternatives	69,255	10,492	-	4,653	652	85,052	77,069
Currency and commodities(5)	73,322	1,953	-	(2,426)	(74)	72,775	74,608
Alternatives subtotal	222,300	29,289	-	3,887	672	256,148	241,996
Long-term	$7,136,129	$406,513	$41,324	$1,149,210	$8,439	$8,741,615	$8,219,967

(1)	Amounts include AUM attributable to the Aperio Transaction.
(2)	Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(3)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.
(4)	Advisory AUM represents mandates linked to purchases and disposition of assets and portfolios on behalf of official institutions and long-term portfolio liquidation assignments.
(5)	Amounts include commodity ETFs.

SUMMARY OF REVENUE

	Three Months			Three Months		Nine Months
	Ended			Ended		Ended
	September 30,			June 30,		September 30,
(in millions), (unaudited)	2021	2020	Change	2021	Change	2021	2020	Change
Investment advisory, administration fees and securities lending revenue:
Equity:
Active	$674	$457	$217	$641	$33	$1,891	$1,236	$655
ETFs	1,212	880	332	1,156	56	3,436	2,551	885
Non-ETF Index	207	164	43	198	9	581	505	76
Equity subtotal	2,093	1,501	592	1,995	98	5,908	4,292	1,616
Fixed income:
Active	561	498	63	545	16	1,631	1,443	188
ETFs	304	297	7	294	10	893	817	76
Non-ETF Index	121	113	8	116	5	350	354	(4)
Fixed income subtotal	986	908	78	955	31	2,874	2,614	260
Multi-asset	369	289	80	344	25	1,041	852	189
Alternatives:
Illiquid alternatives	166	140	26	167	(1)	501	416	85
Liquid alternatives	163	132	31	150	13	460	361	99
Currency and commodities	55	51	4	55	-	163	118	45
Alternatives subtotal	384	323	61	372	12	1,124	895	229
Long-term	3,832	3,021	811	3,666	166	10,947	8,653	2,294
Cash management	111	204	(93)	91	20	345	593	(248)
Total investment advisory, administration fees and securities lending revenue	3,943	3,225	718	3,757	186	11,292	9,246	2,046
Investment advisory performance fees:
Equity	8	4	4	36	(28)	70	29	41
Fixed income	2	9	(7)	15	(13)	31	13	18
Multi-asset	-	10	(10)	9	(9)	17	13	4
Alternatives:
Illiquid alternatives	50	6	44	90	(40)	147	55	92
Liquid alternatives	285	503	(218)	190	95	549	575	(26)
Alternatives subtotal	335	509	(174)	280	55	696	630	66
Total performance fees	345	532	(187)	340	5	814	685	129
Technology services revenue	320	282	38	316	4	942	834	108
Distribution fees:
Retrocessions	294	188	106	264	30	796	519	277
12b-1 fees (US mutual fund distribution fees)	91	85	6	87	4	263	254	9
Other	16	15	1	18	(2)	51	44	7
Total distribution fees	401	288	113	369	32	1,110	817	293
Advisory and other revenue:
Advisory	13	14	(1)	9	4	37	48	(11)
Other	28	28	-	29	(1)	73	97	(24)
Total advisory and other revenue	41	42	(1)	38	3	110	145	(35)
Total revenue	$5,050	$4,369	$681	$4,820	$230	$14,268	$11,727	$2,541

Highlights

•

Investment advisory, administration fees and securities lending revenue increased $718 million from the third quarter of 2020, primarily driven by the positive impact of market beta and foreign exchange movements on average AUM and strong organic base fee growth, partially offset by the impact of yield-related fee waivers on certain money market funds and strategic pricing changes to certain products. Securities lending revenue of $152 million decreased from $153 million in the third quarter of 2020, primarily reflecting lower asset spreads, partially offset by higher average balances of securities on loan.

Investment advisory, administration fees and securities lending revenue increased $186 million from the second quarter of 2021, primarily driven by organic growth, the positive impact of market beta on average AUM, the effect of one additional day in the quarter and lower yield-related fee waivers on certain money market funds. Securities lending revenue of $152 million increased from $140 million in the second quarter of 2021.

•

Performance fees decreased $187 million from the third quarter of 2020, primarily reflecting lower revenue from liquid alternative products, including lower fees from a single hedge fund with an annual performance measurement period that ends in the third quarter, partially offset by higher revenue from illiquid alternative products.

Performance fees increased $5 million from the second quarter of 2021, primarily reflecting higher revenue from liquid alternative products, partially offset by lower revenue from long-only mandates and illiquid alternative products.

•

Technology services revenue increased $38 million from the third quarter of 2020, primarily reflecting higher revenue from Aladdin®. Technology services annual contract value(1) (“ACV”) increased 16% from the third quarter of 2020.

(1)

ACV represents forward-looking recurring subscription fees under client contracts for the next twelve months at the end of a respective quarter, assuming all client contracts that come up for renewal are renewed. ACV excludes nonrecurring fees such as implementation and consulting fees. See note (4) in the supplemental information on page 13 for more information on ACV.

SUMMARY OF OPERATING EXPENSE

	Three Months			Three Months		Nine Months
	Ended			Ended		Ended
	September 30,			June 30,		September 30,
(in millions), (unaudited)	2021	2020	Change	2021	Change	2021	2020	Change
Operating expense
Employee compensation and benefits	$1,527	$1,411	$116	$1,548	$(21)	$4,484	$3,700	$784
Distribution and servicing costs:
Retrocessions	294	188	106	264	30	796	519	277
12b-1 costs	89	83	6	85	4	257	247	10
Other	202	185	17	174	28	560	564	(4)
Total distribution and servicing costs	585	456	129	523	62	1,613	1,330	283
Direct fund expense	354	257	97	320	34	994	780	214
General and administration expense:
Marketing and promotional	54	48	6	53	1	142	156	(14)
Occupancy and office related	91	81	10	80	11	250	239	11
Portfolio services	93	73	20	87	6	267	203	64
Technology	140	93	47	129	11	373	273	100
Professional services	42	36	6	41	1	122	121	1
Communications	11	14	(3)	11	-	33	40	(7)
Foreign exchange remeasurement	1	1	-	(2)	3	3	7	(4)
Contingent consideration fair value adjustments	29	-	29	1	28	33	23	10
Product launch costs	96	80	16	-	96	274	164	110
Charitable Contribution	-	-	-	-	-	-	589	(589)
Other general and administration	54	35	19	61	(7)	160	176	(16)
Total general and administration expense	611	461	150	461	150	1,657	1,991	(334)
Amortization of intangible assets	38	27	11	37	1	109	79	30
Total operating expense	$3,115	$2,612	$503	$2,889	$226	$8,857	$7,880	$977

Highlights

•

Employee compensation and benefits expense increased $116 million from the third quarter of 2020, primarily reflecting higher base compensation, driven by previously announced base salary increases and higher headcount, and higher deferred compensation, reflecting the impact of additional grants associated with prior-year compensation.

Employee compensation and benefits expense decreased $21 million from the second quarter of 2021, primarily due to lower deferred compensation, reflecting the impact of certain previous acquisition-related compensation arrangements in the second quarter of 2021, partially offset by higher base compensation associated with previously announced salary increases and higher headcount.

•	Direct fund expense increased $97 million from the third quarter of 2020 and $34 million from the second quarter of 2021, primarily reflecting higher average AUM.
•

General and administration expense increased $150 million from the third quarter of 2020 reflecting higher technology and portfolio services expense.  The increase also reflected higher product launch costs, primarily associated with the September 2021 close of the BlackRock ESG Capital Allocation Trust, higher contingent consideration fair value adjustments, and $11 million of noncash occupancy expense related to the lease of office space for the Company’s future headquarters located at 50 Hudson Yards in New York (“Lease cost – Hudson Yards”), which it expects to begin to occupy in late 2022 (and begin lease payments in May 2023).  Lease cost – Hudson Yards has been excluded from our “as adjusted” financial results – see pages 11 through 13 for the reconciliation to GAAP and notes (1) through (3) for more information on as adjusted items.

General and administration expense also increased $150 million from the second quarter of 2021, primarily reflecting the higher product launch costs, contingent consideration fair value adjustments, higher technology expense and occupancy expense noted above.

•	Amortization of intangible assets expense increased $11 million from the third quarter of 2020, primarily reflecting amortization of intangible assets related to the Aperio Transaction.

SUMMARY OF NONOPERATING INCOME (expense), less net income (loss) attributable TO noncontrolling interests

	Three Months			Three Months		Nine Months
	Ended			Ended		Ended
	September 30,			June 30,		September 30,
(in millions), (unaudited)	2021	2020	Change	2021	Change	2021	2020	Change
Nonoperating income (expense), GAAP basis	$336	$224	$112	$270	$66	$652	$510	$142
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	72	153	(81)	169	(97)	315	162	153
Nonoperating income (expense)(1)	$264	$71	$193	$101	$163	$337	$348	$(11)

	Three Months			Three Months		Nine Months
	Ended			Ended		Ended
	September 30,			June 30,		September 30,
(in millions), (unaudited)	2021	2020	Change	2021	Change	2021	2020	Change
Net gain (loss) on investments(1)
Private equity	$124	$18	$106	$66	$58	$212	$8	$204
Real assets	4	6	(2)	3	1	10	11	(1)
Other alternatives(2)	13	14	(1)	17	(4)	43	10	33
Other investments(3)	(8)	55	(63)	48	(56)	37	35	2
Subtotal	133	93	40	134	(1)	302	64	238
Gain related to the Charitable Contribution	-	-	-	-	-	-	122	(122)
Other gains (losses)(4)	165	23	142	11	154	149	279	(130)
Total net gain (loss) on investments(1)	298	116	182	145	153	451	465	(14)
Interest and dividend income	14	9	5	8	6	41	34	7
Interest expense	(48)	(54)	6	(52)	4	(155)	(151)	(4)
Net interest expense	(34)	(45)	11	(44)	10	(114)	(117)	3
Nonoperating income (expense)(1)	$264	$71	$193	$101	$163	$337	$348	$(11)

(1)

Net of net income (loss) attributable to NCI. Management believes nonoperating income (expense), as adjusted, is an effective measure for reviewing BlackRock’s nonoperating results, which ultimately impacts BlackRock’s book value. For more information on as adjusted items and the reconciliation to GAAP see note (2) to the condensed consolidated statements of income and supplemental information on pages 11 through 13.

(2)	Amounts primarily include net gains (losses) related to credit funds, direct hedge fund strategies and hedge fund solutions.
(3)	Amounts primarily include net gains (losses) related to unhedged equity, fixed income and multi-asset investments.
(4)

The amounts for the three and nine months ended September 30, 2021 include nonoperating noncash pre-tax gains in connection with strategic minority investments in iCapital Network, Inc. of approximately $107 million and Scalable Capital Limited of approximately $46 million.  The amount for the nine months ended September 30, 2020 includes a nonoperating noncash pre-tax gain of approximately $240 million in connection with a recapitalization of iCapital Network, Inc. Additional amounts include noncash pre-tax gains (losses) related to the revaluation of certain other corporate minority investments.

INCOME TAX EXPENSE

	Three Months				Three Months			Nine Months
	Ended				Ended			Ended
	September 30,				June 30,			September 30,
(in millions), (unaudited)	2021	2020	Change		2021	Change		2021	2020	Change
Income tax expense	$518	$464	$54		$654	$(136)		$1,490	$811	$679
Effective tax rate	23.6%	25.4%	(180	) bps	32.2%	(860	) bps	25.9%	19.3%	660	bps

RECONCILIATION OF US GAAP OPERATING INCOME AND OPERATING MARGIN TO OPERATING INCOME AND OPERATING MARGIN, AS ADJUSTED
	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(in millions), (unaudited)	2021	2020	2021	2021	2020
Operating income, GAAP basis	$1,935	$1,757	$1,931	$5,411	$3,847
Non-GAAP expense adjustment:
Lease costs - Hudson Yards	11	-	-	11	-
Charitable Contribution	-	-	-	-	589
Operating income, as adjusted (1)	1,946	1,757	1,931	5,422	4,436
Product launch costs and commissions	99	83	-	284	170
Operating income used for operating margin measurement	$2,045	$1,840	$1,931	$5,706	$4,606
Revenue, GAAP basis	$5,050	$4,369	$4,820	$14,268	$11,727
Non-GAAP adjustments:
Distribution fees	(401)	(288)	(369)	(1,110)	(817)
Investment advisory fees	(184)	(168)	(154)	(503)	(513)
Revenue used for operating margin measurement	$4,465	$3,913	$4,297	$12,655	$10,397
Operating margin, GAAP basis	38.3%	40.2%	40.1%	37.9%	32.8%
Operating margin, as adjusted (1)	45.8%	47.0%	44.9%	45.1%	44.3%

See note (1) to the condensed consolidated statements of income and supplemental information on page 12 for more information on as adjusted items and the reconciliation to GAAP.

RECONCILIATION OF US GAAP NONOPERATING INCOME (EXPENSE) TO NONOPERATING INCOME (EXPENSE), LESS NET INCOME (LOSS) ATTRIBUTABLE TO NCI, AS ADJUSTED
	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(in millions), (unaudited)	2021	2020	2021	2021	2020
Nonoperating income (expense), GAAP basis	$336	$224	$270	$652	$510
Less: Net income (loss) attributable to NCI	72	153	169	315	162
Nonoperating income (expense), net of NCI	264	71	101	337	348
Less: Gain related to the Charitable Contribution	-	-	-	-	122
Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted (2)	$264	$71	$101	$337	$226

See note (2) to the condensed consolidated statements of income and supplemental information on page 13 for more information on as adjusted items and the reconciliation to GAAP.

RECONCILIATION OF US GAAP NET INCOME ATTRIBUTABLE TO BLACKROCK TO NET INCOME ATTRIBUTABLE TO BLACKROCK, AS ADJUSTED
	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(in millions, except per share data), (unaudited)	2021	2020	2021	2021	2020
Net income attributable to BlackRock, Inc., GAAP basis	$1,681	$1,364	$1,378	$4,258	$3,384
Non-GAAP adjustments:
Lease costs - Hudson Yards, net of tax	9	-	-	9	-
Charitable Contribution, net of tax	-	-	-	-	226
Income tax matters	-	54	171	171	54
Net income attributable to BlackRock, Inc., as adjusted (3)	$1,690	$1,418	$1,549	$4,438	$3,664
Diluted weighted-average common shares outstanding	154.3	153.7	154.4	154.4	155.0
Diluted earnings per common share, GAAP basis	$10.89	$8.87	$8.92	$27.59	$21.84
Diluted earnings per common share, as adjusted (3)	$10.95	$9.22	$10.03	$28.75	$23.64

See note (3) to the condensed consolidated statements of income and supplemental information on page 13 for more information on as adjusted items and the reconciliation to GAAP.

NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION (unaudited)

BlackRock reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”); however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them to be helpful, for both management and investors, in evaluating BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance the comparability of this information for the reporting periods presented. Non-GAAP measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Non-GAAP measures may not be comparable to other similarly titled measures of other companies.

Management uses both GAAP and non-GAAP financial measures in evaluating BlackRock’s financial performance.  Adjustments to GAAP financial measures (“non-GAAP adjustments”) include certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

Computations for all periods are derived from the condensed consolidated statements of income as follows:

(1) Operating income, as adjusted, and operating margin, as adjusted: Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time, and, therefore, provide useful disclosure to investors. Management believes that operating margin, as adjusted, reflects the Company’s long-term ability to manage ongoing costs in relation to its revenues. The Company uses operating margin, as adjusted, to assess the Company’s financial performance and to determine the long-term and annual compensation of the Company’s senior-level employees. Furthermore, this metric is used to evaluate the Company’s relative performance against industry peers, as it eliminates margin variability arising from the accounting of revenues and expenses related to distributing different product structures in multiple distribution channels utilized by asset managers.

•

Operating income, as adjusted, includes non-GAAP expense adjustments. During the three and nine months ended September 30, 2021, the Company recorded expense of $11 million related to the lease of office space for its future headquarters located at 50 Hudson Yards in New York (“Lease cost – Hudson Yards”). While the Company expects to begin to occupy the new office space in late 2022 (and begin cash lease payments in May 2023), the Company is required to record lease expense from August 2021 because it obtained access to the building to begin its tenant improvements.  As a result, the Company is recognizing lease expense for both its current and future headquarters until its current headquarters lease expires in April 2023.  Management believes removing the Lease cost – Hudson Yards when calculating operating income, as adjusted, is useful to assess its financial performance and enhances comparability among periods presented. During the nine months ended September 30, 2020, the Company contributed its remaining 20% stake in PennyMac Financial Services, Inc. (the “Charitable Contribution”). The Charitable Contribution expense of $589 million has been excluded from operating income, as adjusted, due to its nonrecurring nature.

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Operating income used for measuring operating margin, as adjusted, is equal to operating income, as adjusted, excluding the impact of product launch costs (e.g. closed-end fund launch costs) and related commissions. Management believes the exclusion of such costs and related commissions is useful because these costs can fluctuate considerably and revenue associated with the expenditure of these costs will not fully impact BlackRock’s results until future periods.

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Revenue used for calculating operating margin, as adjusted, is reduced to exclude all of the Company’s distribution fees, which are recorded as a separate line item on the condensed consolidated statements of income, as well as a portion of investment advisory fees received that is used to pay distribution and servicing costs. For certain products, based on distinct arrangements, distribution fees are collected by the Company and then passed-through to third-party client intermediaries. For other products, investment advisory fees are collected by the Company and a portion is passed-through to third-party client intermediaries. However, in both structures, the third-party client intermediary similarly owns the relationship with the retail client and is responsible for distributing the product and servicing the client. The amount of distribution and investment advisory fees fluctuates each period primarily based on a predetermined percentage of the value of AUM during the period. These fees also vary based on the type of investment product sold and the geographic location where it is sold. In addition, the Company may waive fees on certain products that could result in the reduction of payments to the third-party intermediaries.

(2) Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted: Management believes nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, is an effective measure for reviewing BlackRock’s nonoperating contribution to its results and provides comparability of this information among reporting periods.  Management believes nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, provides a useful measure, for both management and investors, of BlackRock’s nonoperating results, which ultimately impact BlackRock’s book value. During the nine months ended September 30, 2020, the noncash, nonoperating pre-tax gain of $122 million related to the Charitable Contribution has been excluded from nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, due to its nonrecurring nature.

(3) Net income attributable to BlackRock, Inc., as adjusted: Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for significant nonrecurring items, charges that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

See aforementioned discussion regarding operating income, as adjusted, operating margin, as adjusted, and nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, for information on the Lease cost – Hudson Yards and Charitable Contribution.

The nine months ended September 30, 2020 included a discrete tax benefit of $241 million that was recognized in connection with the Charitable Contribution. The discrete tax benefit has been excluded from as adjusted results due to the nonrecurring nature of the Charitable Contribution. Amounts for income tax matters represent net noncash (benefits) expense primarily associated with the revaluation of certain deferred tax liabilities related to intangible assets and goodwill as a result of tax rate changes. These amounts have been excluded from the as adjusted results as these items will not have a cash flow impact and to ensure comparability among periods presented.

Per share amounts reflect net income attributable to BlackRock, Inc., as adjusted, divided by diluted weighted-average common shares outstanding.

(4) ACV: Management believes ACV is an effective metric for reviewing BlackRock’s technology services’ ongoing contribution to its operating results and provides comparability of this information among reporting periods while also providing a useful supplemental metric for both management and investors of BlackRock’s growth in technology services revenue over time, as it is linked to the net new business in technology services.

FORWARD-LOOKING STATEMENTS

This earnings release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

BlackRock has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports. These risk factors and those identified elsewhere in this earnings release, among others, could cause actual results to differ materially from forward-looking statements or historical performance and include: (1) a pandemic or health crisis, including the COVID-19 pandemic, and its continued impact on financial institutions, the global economy or capital markets, as well as BlackRock’s products, clients, vendors and employees, and BlackRock’s results of operations, the full extent of which may be unknown; (2) the introduction, withdrawal, success and timing of business initiatives and strategies; (3) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management (“AUM”); (4) the relative and absolute investment performance of BlackRock’s investment products; (5) BlackRock’s ability to develop new products and services that address client preferences; (6) the impact of increased competition; (7) the impact of future acquisitions or divestitures; (8) BlackRock’s ability to integrate acquired businesses successfully; (9) the unfavorable resolution of legal proceedings; (10) the extent and timing of any share repurchases; (11) the impact, extent and timing of technological changes and the adequacy of intellectual property, information and cyber security protection; (12) attempts to circumvent BlackRock’s operational control environment or the potential for human error in connection with BlackRock’s operational systems; (13) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock; (14) changes in law and policy and uncertainty pending any such changes; (15) any failure to effectively manage conflicts of interest; (16) damage to BlackRock’s reputation; (17) terrorist activities, civil unrest, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (18) the ability to attract and retain highly talented professionals; (19) fluctuations in the carrying value of BlackRock’s economic investments; (20) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products or transactions, which could affect the value proposition to clients and, generally, the tax position of the Company; (21) BlackRock’s success in negotiating distribution arrangements and maintaining distribution channels for its products; (22) the failure by a key vendor of BlackRock to fulfill its obligations to the Company; (23) operational, technological and regulatory risks associated with BlackRock’s major technology partnerships; (24) any disruption to the operations of third parties whose functions are integral to BlackRock’s exchange-traded funds platform; (25) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (26) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this earnings release.

PERFORMANCE NOTES

Past performance is not indicative of future results. Except as specified, the performance information shown is as of September 30, 2021 and is based on preliminary data available at that time. The performance data shown reflects information for all actively and passively managed equity and fixed income accounts, including US registered investment companies, European-domiciled retail funds and separate accounts for which performance data is available, including performance data for high net worth accounts available as of August 31, 2021. The performance data does not include accounts terminated prior to September 30, 2021 and accounts for which data has not yet been verified. If such accounts had been included, the performance data provided may have substantially differed from that shown.

Performance comparisons shown are gross-of-fees for institutional and high net worth separate accounts, and net-of-fees for retail funds. The performance tracking shown for index accounts is based on gross-of-fees performance and includes all institutional accounts and all iShares® funds globally using an index strategy. AUM information is based on AUM available as of September 30, 2021 for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund. Fund performance reflects the reinvestment of dividends and distributions.

Performance shown is derived from applicable benchmarks or peer median information, as selected by BlackRock, Inc. Peer medians are based in part on data either from Lipper, Inc. or Morningstar, Inc. for each included product.